UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2026

RTB Digital, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number	(I.R.S. Employer Identification No.)

3111 Camino Del Rio North, Suite 400
San Diego, CA 92108

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (855) 201-1613

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RVYL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2025, RYVYL Inc. (“Ryvyl”), RYVYL Merger Sub Inc. (“Merger Sub”), a wholly owned subsidiary of Ryvyl, and RTB Digital, Inc. (“RTB”) entered into an Agreement and Plan of Merger, (the “Merger Agreement”), as subsequently amended. Pursuant to the Merger Agreement, on May 12, 2026, Merger Sub merged with and into RTB, with RTB surviving the merger as a wholly owned subsidiary of Ryvyl. Pursuant to the terms of the Merger Agreement, Ryvyl changed its name from “Ryvyl Inc.” to “RTB Digital, Inc.” to reflect the ongoing business of RTB as the world’s only full-stack enterprise media platform, combining AI-powered operations for IP management and security, full-stack Web3 publishing infrastructure, and a “real-time” DeFi payment, reporting, and settlement platform for media sales, distribution and operations managed across the RTB platform.

The merger parties agreed to consummate the merger notwithstanding any unfulfilled conditions thereto, and agreed that certain actions, such as the resignation and appointment of directors and other actions set forth in the Merger Agreement and that would ordinarily take place at the consummation of the merger would be taken in due course over the following couple of days

As a result of the merger being consummated, Ryvyl will issue 11,893,886 shares of common stock in exchange for the issued and outstanding shares of common stock, preferred stock and assumed notes and interest due thereon, resulting in an aggregate of 13,174,895 shares of common stock being issued and outstanding immediately after the merger. Ryvyl will also assume various other equity awards and warrants previously issued by RTB and outstanding as of the date of the merger, as agreed upon in the Merger Agreement. Ryvyl will also issue 109,410 shares due under its investment banking agreement with Maxim Partners LLC.

On May 13, 2026, the common stock of the post-merger company will commence trading on the Nasdaq Capital Market under the symbol RTB. The CUSIP number for the common stock remains the same as that assigned prior to the merger. Current outstanding share certificates and share account statements of Ryvyl are not required to be exchanged for new certificates to reflect the name change. Certificates of outstanding shares of Ryvyl, currently in the name of Ryvyl Inc., may be sent to the transfer agent, VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598; telephone (212) 828-8436, to be reissued in the name of RTB Digital, Inc. Book entry account statements will reflect the change of name automatically.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The audited financial statements of RTB Digital, Inc., prior to the Merger, as of December 31, 2025 and 2024 and for the years ended December 31, 2025 and December 31, 2024, and the unaudited financial statements of RTB Digital Inc., prior to the Merger, as of March 31, 2026 and December 31, 2025, and for the three month periods ended March 31, 2026 and 2025, and the related notes will be filed by an amendment to this report on Form 8-K, within seventy-one (71) days of its filing.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial information as of and for the fiscal year for the year ended December 31, 2025, and for the three-month period ended March 31, 2026, as required by Item 9.01(a), will be filed by an amendment to this report on Form 8-K, within seventy-one (71) days of its filing.

(d) Exhibits

Exhibit No.	Name of Exhibit
3.1*	Certificate of Amendment – Change of name to RTB Digital, Inc.
3.2**	Certificate of Merger between RYVYL Merger Sub Inc. and RTB Digital, Inc., effective May 12, 2026
99.1*	Press Release, dated May 12, 2026
104*	Cover Page Interactive Data File (embedded within the inline XBRL document).

*	Filed or furnished herewith
**	To be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTB Digital, Inc.

By:	/s/ George Oliva
	Name:	George Oliva
	Title:	Chief Financial Officer

Dated: May 13, 2026

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